SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2005

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

England	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Airpark Road Napa, California	94558
(Address of Principal Executive Offices)	(Zip Code)

(707) 226-3900

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Senetek Plc, an English company (“Senetek”).

Item 1.01	Entry into a Material Definitive Agreement

On August 5, 2005 Senetek and Valeant Pharmaceuticals International agreed to an amendment (the “Amendment”) to their license agreement, originally dated as of August 1, 2003.

The terms and conditions of the Amendment that are material to Senetek may be summarized as follows:

•	Valeant is granted exclusive worldwide marketing rights and manufacturing rights to Zeatin and similar rights to Kinetin, subject only to existing rights of present licensees of Kinetin;

•	Senetek will receive minimum annual royalty payments of $6 million in contract year 2006, $7 million in contract year 2007, and $8 million in contract years 2008 through 2010, subject to a royalty credit to Valeant of $250,000 per quarter in consideration of previous payments; and

•	Senetek will receive additional royalty payments at an agreed royalty rate for all net sales of products containing Kinetin or Zeatin exceeding certain agreed minimum thresholds.

The Amendment is attached hereto as Exhibit 10.87 and incorporated herein by reference.

Item 8.01	Other Events

On August 9, 2005 Senetek issued a press release announcing an amendment to its license agreement with Valeant Pharmaceuticals International. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are filed as part of this report:

Amendment to the License Agreement between Senetek PLC and Valeant Pharmaceuticals International is filed as Exhibit 10.87

Press release dated August 9, 2005 is filed as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2005	SENETEK PLC (Registrant)

	By:	/s/ Frank Massino
	Name:	Frank Massino
	Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

10.87	Amendment to the License Agreement between Senetek and Valeant Pharmaceuticals International.

99.1	Press Release dated August 9, 2005 announcing an amendment to Senetek’s license agreement with Valeant Pharmaceuticals International.